SCHEDULE II
                                    INFORMATION WITH RESPECT TO
                      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                        SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL CHEMICAL GRP

                    GAMCO INVESTORS, INC.
                                12/05/00           10,000              .8125
                    GABELLI ADVISERS, INC. MM FUND
                                11/28/00           20,000              .8125
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                12/05/00           82,800              .7500
                                12/01/00           20,100              .6250
                                11/30/00           46,700              .6692
                                11/29/00           15,000              .8125
                                11/28/00            5,000              .8125
                         GABELLI EQUITY TRUST
                                12/04/00           19,900              .6840


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.